Joint Filer Information

Name of Joint Filer:                 HM Partners Inc.

Address of Joint Filer:              c/o Hicks, Muse, Tate & Furst Incorporated
                                     200 Crescent Court, Suite 1600
                                     Dallas, Texas 75201

Designated Filer:                    Hicks, Muse & Co. Partners, L.P.

Date of Event Requiring Statement:   August 5, 2013

Issuer Name and Ticker Symbol:       LIN Media LLC (NYSE: LIN)

Signature:                           HM PARTNERS INC.

                                     By:     /s/ William G. Neisel
                                             -----------------------------------
                                             William G. Neisel
                                             Treasurer